Exhibit 99.1

        Ultratech Stepper Announces First Quarter 2003 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--April 17, 2003--Ultratech Stepper, Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month period ended March 31, 2003.
    For the first quarter of fiscal 2003, Ultratech reported net sales of $22.0 million compared to $19.8 million during the first quarter of 2002. Ultratech's net loss for the first quarter of 2003 was $983,000 or $0.04 per share (diluted) compared to net loss of $2.4 million or $0.11 (diluted) per share for the same quarter last year.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "During the quarter, Ultratech saw increased demand across both our semiconductor and nanotechnology product lines versus the year ago period. Our performance this quarter continues to demonstrate the acceptance of our leading-edge bump products. In addition, we saw initial success with our expansion into new arenas for nanotechnology."
    "The extended downturn creates a challenging environment for our industry," continued Zafiropoulo. "However, Ultratech remains focused on leveraging our resources to further reduce lithography cost of ownership, and introducing leading technology solutions into specific applications to grow our served markets. We are confident that Ultratech is well positioned with respect to our technology, market opportunity and market leadership when industry conditions improve."
    At March 31, 2003, Ultratech Stepper had $158 million in cash, cash equivalents and short-term investments and a current ratio of 4.5:1. Working capital was $149 million and stockholders' equity was $7.52 per share based on 22,753,944 total shares outstanding on March 31, 2003.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Wednesday, April 17, 2003. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-800-642-1687, or 1-706-645-9291 for international participants, and entering access code 9668153.

    Profile

    Founded in 1979, Ultratech Stepper, Inc. designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices. The company produces products that are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.
    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, such as cyclicality in the Company's served markets, including the current severe downturn in the semiconductor industry; delays, deferrals and cancellations of orders by customers; expiration of technology support and licensing arrangements, and the resulting adverse impact on the Company's licensing revenues; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; high degree of industry competition; lengthy development cycles for advanced lithography technologies and applications; mix of products sold; lengthy sales cycles, including the timing of system acceptances; inventory obsolescence; asset impairment; manufacturing inefficiencies and the ability to volume produce systems; integration and development of laser thermal processing operations; the ability and resulting costs to attract or retain sufficient personnel to achieve the Company's targets for a particular period; sole or limited sources of supply; international sales; customer concentration, rapid technological change and the importance of timely product introductions; future acquisitions; changes to financial accounting standards; intellectual property matters; environmental regulations; effects of certain anti-takeover provisions; volatility of stock price; and any adverse effects of the recent terrorist attacks in the United States, or the related US retaliation, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in the Company's filings with the SEC, including the company's Annual Report on Form 10-K for the year ended December 31, 2002. In addition, the recent outbreak of Severe Acute Respiratory Syndrome (SARS) may have an adverse affect on business activities, particularly in Asia, which could adversely affect the company's business.


                       ULTRATECH STEPPER, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                               Mar. 31,       Dec. 31,
(In thousands )                                   2003           2002*
----------------------------------------------------------------------
ASSETS                                      (Unaudited)
Current assets:
     Cash, cash equivalents, and
       short-term investments                 $157,888       $157,529
     Accounts receivable                        11,888         12,870
     Inventories                                20,941         25,182
     Income taxes receivable                         -          1,179
     Prepaid expenses and other
       current assets                              939          1,627
----------------------------------------------------------------------
Total current assets                           191,656        198,387

Equipment and leasehold
   improvements, net                            18,061         19,090
Intangible assets, net                             762            858
Restricted cash                                  2,000              -
Demonstration inventories, net                   4,006          2,208
Other assets                                     1,633          1,823
----------------------------------------------------------------------
Total assets                                  $218,118       $222,366
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                              $9,456         $9,769
     Accounts payable                            6,278          6,719
     Deferred product and services
      income                                     5,899          6,293
     Deferred license income                     7,535          8,463
     Other current liabilities                  13,773         14,983
----------------------------------------------------------------------
Total current liabilities                       42,941         46,227

Other liabilities                                3,992          4,385

Stockholders' equity                           171,185        171,754
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                       $218,118       $222,366
======================================================================
Notes:
* The Balance Sheet as of Dec. 31, 2002 has been derived from the audited financial statements at that date.


                       ULTRATECH STEPPER, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)
                                                    Three Months Ended
                                                    ------------------
                                                    Mar. 31,  Mar. 31,
(In thousands, except per share amounts)               2003      2002
----------------------------------------------------------------------
Net sales

   Products                                         $18,636   $14,879
   Services                                           2,436     2,445
   Licenses                                             928     2,461
----------------------------------------------------------------------
Total net sales                                     $22,000   $19,785
Cost of sales
   Cost of products sold                             12,325    10,048
   Cost of services                                   1,541     1,805
----------------------------------------------------------------------
Total cost of sales                                  13,866    11,853
----------------------------------------------------------------------
Gross profit                                         $8,134    $7,932
Operating expenses:
   Research, development, and engineering             4,591     5,828
   Amortization of intangible assets                     95        95
   Selling, general, and administrative               5,106     6,081
----------------------------------------------------------------------
Operating loss                                      ($1,658)  ($4,072)
Interest expense                                        (66)       (3)
Interest and other income, net                        1,051     1,653
----------------------------------------------------------------------
Loss before tax                                       ($673)  ($2,422)
Income taxes                                            310         -
----------------------------------------------------------------------
Net loss                                              ($983)  ($2,422)
----------------------------------------------------------------------
Earnings per share-basic:
Net loss                                             ($0.04)   ($0.11)
Number of shares used in per share calculations-
 basic                                               22,680    22,485
Earnings per share-diluted:
Net loss                                             ($0.04)   ($0.11)
Number of shares used in per share calculations-
 diluted                                             22,680    22,485
----------------------------------------------------------------------

Note: The Company's first fiscal quarter ended on March 29, 2003 and March 30, 2002. For convenience of presentation, the Company's financial statements have been shown as ending on March 31, 2003 and March 31, 2002.




    CONTACT: Ultratech Stepper, Inc.
             Bruce Wright, 408/321-8835
             Laura Rebouche, 408/321-8835
                         OR
             Lippert/Heilshorn & Assoc.
             Lillian Armstrong, 415-433-3777 (analysts)